Exhibit 8.1
List of Subsidiaries of AEI

		Jurisdiction of
Subsidiary Name	2009 Ownership Interest (%)(a)	Incorporation
Accroven SRL (“Accroven”)	49.25	Barbados
Beijing Macro Gas Link Co. Ltd (“BMG”)(b)	70.00	China
Consorcio Eólico Amayo S.A. (“Amayo”)	13.42	Panama
Chilquinta Energia S.A. (“Chilquinta”)	50.00	Chile
DHA Cogen Limited (“DCL”)	60.23	Pakistan
Distribuidora de Electricidad Del Sur, S.A. de C.V. (“Delsur”)	86.41	El Salvador
Empresa Distribuidora de Energia Norte, S.A. (“EDEN”)(c)	90.00	Argentina
Elektra Noreste S.A. (“Elektra”)	51.00	Panama
Elektro — Eletricidade e Serviços S.A. (“Elektro”)	99.68	Brazil
Elektrocieplownia Sp. z.o.o. (“ENS”)	100.00	Poland
Empresa Distribuidora Electrica Regional S.A. (“EMDERSA”)	77.10	Argentina
Emgasud S.A. (“Emgasud”)	42.73	Argentina
Empresa Energetica Corinto Ltd. (“Corinto”)	57.67	Cayman Islands
Empresa Electrica de Generacion de Chilca S.A. (“Fenix”)	85.00	Peru
EPE — Empresa Produtora de Energia Ltda. (“EPE”)(d)	100.00	Brazil
Gas Natural Comprimido S.A. (“Gazel”)(e)	24.40	Colombia
Gas Natural de Lima y Callao S.A. (“Calidda”)	80.85	Peru
GasOcidente do Mato Grosso Ltda. (“GOM”)(d)	100.00	Brazil
GasOriente Boliviano Ltda. (“GOB”)(d)	100.00	Bolivia
Gas Transboliviano S.A. (“GTB”)	34.65	Bolivia
Generadora San Felipe Limited Partnership (“San Felipe”)	100.00	Turks and Caicos Islands
Jaguar Energy Guatemala LLC (“Jaguar”)	100.00	Delaware
Jamaica Private Power Corporation (“JPPC”)	84.42	Jamaica
Luoyang Yuneng Sunshine Cogeneration Company Limited (“Luoyang”)	50.00	China
Luz del Sur S.A.A. (“Luz del Sur”)(f)	37.97	Peru
Organización Terpel Inversiones S.A. (“Terpel”)(e)	24.40	Colombia
Promigas S.A. E.S.P. (“Promigas”)	52.13	Colombia
Puerto Quetzal Power LLC (“PQP”)	100.00	Delaware
Tipitapa Power Company Ltd (“Tipitapa”)	57.67	Cayman Islands
Tongda Energy Private Limited (“Tongda”)(b)	100.00	Singapore
Trakya Elektrik Uretim ve Ticaret A.S. (“Trakya”)	90.00	Turkey
Transborder Gas Services Ltd. (“TBS”)(d)	100.00	Cayman Islands
Transportadora Brasileira Gasoduto Bolivia-Brasil S.A. TBG (“TBG”)	8.27	Argentina

(a)	Represents AEI’s net interest via direct and indirect ownerships.

(b)	Owned indirectly through Huatong (Shanghai) Investment Co., Ltd.

(c)	We acquired our 90.00% interest in EDEN in 2007. The transaction is subject to local anti-trust approval.

(d)	These four companies comprise the integrated project “Cuiabá.”

(e)	Owned indirectly through Proenergía Internacional S.A.

(f)
In May 2008, we acquired an additional 0.03% of Luz del Sur in a public tender. We currently own 37.97% of Luz del Sur. Our stake in Luz del Sur is owned indirectly through our 50.00% ownership of its holding company, Peruvian Opportunity Company SAC, or POC.